UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            Form 8-K
                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 1998


                   SOUTHWEST GAS CORPORATION
     (Exact name of registrant as specified in its charter)


          California                        1-7850              88-0085720
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)      Identification No.)

  5241 Spring Mountain Road
    Post Office Box 98510
      Las Vegas, Nevada                                         89193-8510
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code: (702) 876-7237

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ITEM 5.        OTHER EVENTS

On December 14, 1998, the Board of Directors of Southwest Gas Corporation (Southwest), headquartered in Las Vegas, Nevada, and ONEOK, Inc., headquartered in Tulsa, Oklahoma, approved an agreement and plan of merger which provides for the merger of Southwest into ONEOK. ONEOK has offered to purchase all of the outstanding shares of Southwest common stock for cash of $28.50 per share. The agreement and plan of merger are included herein.

ITEM 7.                            EXHIBITS

2 Agreement and Plan of Merger by and among ONEOK, Inc., Oasis Acquisition Corporation, and Southwest Gas Corporation dated as of December 14, 1998.





                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           SOUTHWEST GAS CORPORATION



Date:  December 16, 1998             /s/ EDWARD A. JANOV
                             -----------------------------------
                                       Edward A. Janov
                                Vice President/Controller and
                                  Chief Accounting Officer
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